Exhibit 99.1

LifePoint Health Reports Second Quarter 2015 Results

Second Quarter Revenues Increased by Approximately 21% Over Prior Year

Second Quarter EPS Increased by Approximately 19% Over Prior Year

BRENTWOOD, Tenn.--(BUSINESS WIRE)--July 31, 2015--LifePoint Health, Inc. (NASDAQ: LPNT) today announced results for the second quarter and six months ended June 30, 2015.

For the second quarter ended June 30, 2015, consolidated revenues were $1,270.4 million, up 21.3% from $1,047.0 million for the same period a year ago. Adjusted EBITDA for the second quarter ended June 30, 2015, increased 10.3% to $175.0 million compared with $158.7 million for the same period a year ago. Net income attributable to LifePoint Health, Inc. stockholders increased 18.5% to $46.4 million, or $1.00 per diluted share, compared with $39.1 million, or $0.84 per diluted share, for the same period a year ago.

For the first half of 2015, consolidated revenues were $2,534.1 million, up 23.4% from $2,054.2 million for the same period a year ago. Adjusted EBITDA for the six months ended June 30, 2015, increased 14.5% to $348.8 million compared with $304.5 million for the same period a year ago. Adjusted EBITDA for the six months ended June 30, 2015, excludes first quarter impairment charges of $11.6 million, or $0.16 per diluted share, for the write down of property, equipment, allocated goodwill and certain other assets in connection with the divestiture of a hospital in Palatka, Florida, which was sold effective May 1, 2015, and the finalization of the divestitures of three hospitals in Alabama that were sold effective January 1, 2015. Including the impairment charges, net income attributable to LifePoint Health, Inc. stockholders for the first half of 2015 increased 12.0% to $85.3 million, or $1.84 per diluted share, compared with $76.2 million, or $1.61 per diluted share, for the same period a year ago.

“Our financial results for the second quarter and first half of 2015 underscore the effectiveness of our strategy,” said William F. Carpenter III, chairman and chief executive officer of LifePoint Health. “Our teams across the organization are performing well and delivering superior care to our patients, executing on our acquisition and integration plans, and managing costs effectively. We continue to pursue acquisitions in new and growing markets. We have added $1.2 billion in acquired revenue over the last two years and our pipeline remains active. All of these transactions present a significant opportunity for organic growth and margin expansion. I want to thank our physician leaders and the thousands of LifePoint employees who work hard every day to make our communities healthier.”

The Company also issued the following revised guidance for 2015:

Estimated Net Revenue	$5.15 - $5.25 billion
Estimated Adjusted EBITDA	$695 - $720 million
Estimated Adjusted Diluted EPS	$3.75 - $4.06

Guidance includes the estimated impact of our recent acquisition in Roaring Spring, Pennsylvania, and our anticipated transactions in Flemingsburg, Kentucky, Jeffersonville, Indiana, and Watertown, Wisconsin. Guidance excludes, if applicable, the estimated impact of future acquisitions, except for the aforementioned transactions, as well as the impact of items that are non-operational in nature, including items such as, but not limited to, gains or losses on sales of hospitals and businesses, gains or losses on early debt retirement, impairments of long-lived assets and share repurchases, if any. This guidance is also subject to certain risks including those as set forth in the Company’s “Important Legal Information.”

A listen-only simulcast, as well as a 30-day replay, of LifePoint Health’s second quarter 2015 conference call will be available on line at www.lifepointhealth.net/investor-relations today, Friday, July 31, 2015, beginning at 10:00 a.m. Eastern Time.

LifePoint Health, Inc. is a leading healthcare company focused on providing quality healthcare services close to home. Through its subsidiaries, LifePoint operates more than 60 hospital campuses in 20 states. With a mission of “Making Communities Healthier®,” LifePoint is the sole community hospital provider in the majority of the communities it serves. More information about the Company, which is headquartered in Brentwood, Tennessee, can be found on its website, www.lifepointhealth.net. All references to “our,” “LifePoint,” “LifePoint Health,” and the “Company” as used throughout this release refer to LifePoint Health, Inc. and its subsidiaries.

Important Legal Information. Certain statements contained in this release, including LifePoint’s revised guidance for the year ended December 31, 2015, are based on current management expectations and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to qualify for the safe harbor protections from liability provided by the Private Securities Litigation Reform Act of 1995. Numerous factors exist which may cause results to differ from these expectations. Many of the factors that will determine our future results are beyond our ability to control or predict with accuracy. Such forward-looking statements reflect the current expectations and beliefs of the management of LifePoint, are not guarantees of performance and are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ from those described in the forward-looking statements. These forward-looking statements may also be subject to other risk factors and uncertainties, including without limitation: (i) the effects related to the enactment and implementation of healthcare reform, the possible enactment of additional federal or state healthcare reforms and possible changes in healthcare reform laws and other federal, state or local laws or regulations affecting the healthcare industry including the timing of the implementation of reform; (ii) the extent to which states support increases, decreases or changes in Medicaid programs, implement healthcare exchanges or alter the provision of healthcare to state residents through regulation or otherwise; (iii) delays in receiving payments for services provided, reductions in Medicare or Medicaid payments (including increased recoveries made by Recovery Audit Contractors (RAC) and similar governmental agents), compared to the timing of expanded coverage; (iv) reductions in reimbursements from commercial payors; (v) our ability to acquire hospitals and other healthcare providers on favorable terms, the business risks and costs associated therewith and the uncertainty in operating and integrating such hospitals and other providers; (vi) our ongoing ability to demonstrate meaningful use of certified electronic health record technology and recognize income for the related Medicare or Medicaid incentive payments; (vii) the deterioration in the collectability of “bad debt” and “patient due” accounts, the number of individuals without insurance coverage (or who are underinsured) who seek care at our hospitals; (viii) whether our core strategies will result in anticipated operating results, including measurable quality and satisfaction improvements; (ix) whether our efforts to reduce the cost of providing healthcare while increasing the quality of care are successful; (x) the ability to attract, recruit or employ and retain qualified physicians, nurses, medical technicians and other healthcare professionals and the increasing costs associated with doing so, including the direct and indirect costs associated with employing physicians and other healthcare professionals; (xi) the loss of certain physicians in markets where such a loss can have a disproportionate impact on our hospital in such market; (xii) the application, interpretation and enforcement of increasingly stringent and complex laws and regulations governing our operations and healthcare generally (and changing interpretations of applicable laws and regulations), related enforcement activity and the potentially adverse impact of known and unknown government investigations, litigation and other claims that may be made against us; (xiii) any interruption of or restriction in our prompt access to licensed or owned information (and information technology systems) or failure in our ability to integrate changes to LifePoint’s existing information systems or information systems of acquired hospitals; (xiv) adverse events in states where a large portion of our revenues are concentrated; (xv) liabilities resulting from potential malpractice and related legal claims brought against our hospitals or the healthcare providers associated with, or employed by, such hospitals or affiliated entities; (xvi) our increased dependence on third parties to provide purchasing, revenue cycle and payroll services and information technology and whether they are able to do so effectively; (xvii) the continued viability of our operations through joint venture entities, the largest of which is Duke LifePoint Healthcare, our partnership with a wholly controlled affiliate of Duke University Health Systems, Inc.; and (xviii) those other risks and uncertainties described from time to time in our filings with the Securities and Exchange Commission. Therefore, our future results may differ materially from those described in this release. LifePoint undertakes no obligation to update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

All references to “our,” “LifePoint,” “LifePoint Health” and the “Company” as used throughout this release refer to LifePoint Health, Inc. and its subsidiaries.

LIFEPOINT HEALTH, INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS Dollars in millions, except per share amounts

	Three Months Ended June 30,				Six Months Ended June 30,
	2015		2014		2015		2014
	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues
Revenues before provision for doubtful accounts	$1,469.8		$1,246.2		$2,921.4		$2,429.0
Provision for doubtful accounts	199.4		199.2		387.3		374.8
Revenues	1,270.4	100.0%	1,047.0	100.0%	2,534.1	100.0%	2,054.2	100.0%

Salaries and benefits	606.8	47.8	488.5	46.7	1,218.0	48.1	963.3	46.9
Supplies	194.1	15.3	162.5	15.5	390.9	15.4	319.5	15.6
Other operating expenses	308.7	24.2	258.3	24.6	602.3	23.7	501.8	24.4
Other income	(14.2)	(1.1)	(21.0)	(2.0)	(25.9)	(1.0)	(34.9)	(1.7)
Depreciation and amortization	68.9	5.5	60.9	5.9	136.9	5.4	122.0	5.9
Interest expense, net	28.1	2.2	31.3	3.0	56.5	2.2	65.2	3.2
Impairment charges	-	-	-	-	11.6	0.5	-	-
	1,192.4	93.9	980.5	93.7	2,390.3	94.3	1,936.9	94.3

Income before income taxes	78.0	6.1	66.5	6.3	143.8	5.7	117.3	5.7
Provision for income taxes	28.2	2.2	24.7	2.3	52.0	2.1	37.8	1.8
Net income	49.8	3.9	41.8	4.0	91.8	3.6	79.5	3.9
Less: Net income attributable to noncontrolling interests and redeemable noncontrolling interests	(3.4)	(0.3)	(2.7)	(0.3)	(6.5)	(0.2)	(3.3)	(0.2)
Net income attributable to LifePoint Health, Inc.	$46.4	3.6%	$39.1	3.7%	$85.3	3.4%	$76.2	3.7%

Earnings per share attributable to LifePoint Health, Inc. stockholders:
Basic	$1.05		$0.88		$1.93		$1.69
Diluted	$1.00		$0.84		$1.84		$1.61

LIFEPOINT HEALTH, INC. UNAUDITED EARNINGS PER SHARE CALCULATIONS In millions, except per share amounts

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net income	$49.8	$41.8	$91.8	$79.5
Less: Net income attributable to noncontrolling interests and redeemable noncontrolling interests	(3.4)	(2.7)	(6.5)	(3.3)
Net income attributable to LifePoint Health, Inc.	$46.4	$39.1	$85.3	$76.2

Weighted average shares outstanding - basic	44.2	44.5	44.2	45.2
Effect of dilutive securities:
Stock options and other stock-based awards	2.2	1.7	2.0	1.6
Convertible debt instruments	-	0.3	-	0.5
Weighted average shares outstanding - diluted	46.4	46.5	46.2	47.3

Earnings per share attributable to LifePoint Health, Inc. stockholders:
Basic	$1.05	$0.88	$1.93	$1.69
Diluted	$1.00	$0.84	$1.84	$1.61

LIFEPOINT HEALTH, INC. UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS In millions

	June 30, 2015	Dec. 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$422.8	$191.5
Accounts receivable, less allowances for doubtful accounts of $724.3 and $709.5 at June 30, 2015, and December 31, 2014, respectively	724.5	752.6
Inventories	118.0	115.2
Prepaid expenses	50.5	45.4
Income taxes receivable	14.1	33.0
Deferred tax assets	68.2	72.8
Other current assets	39.8	85.7
	1,437.9	1,296.2

Property and equipment:
Land	132.7	134.8
Buildings and improvements	2,184.5	2,155.9
Equipment	1,629.0	1,633.8
Construction in progress	96.3	72.9
	4,042.5	3,997.4
Accumulated depreciation	(1,714.2)	(1,619.9)
	2,328.3	2,377.5
Deferred loan costs, net	28.9	31.7
Intangible assets, net	69.4	69.1
Other assets	54.2	46.4
Goodwill	1,634.4	1,636.1
Total assets	$5,553.1	$5,457.0

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$154.8	$158.5
Accrued salaries	186.9	202.4
Other current liabilities	227.8	203.2
Current maturities of long-term debt	24.9	19.2
	594.4	583.3
Long-term debt	2,186.2	2,199.3
Deferred income tax liabilities	186.8	187.5
Long-term portion of reserves for self-insurance claims	144.0	133.2
Other long-term liabilities	85.1	84.7
Total liabilities	3,196.5	3,188.0

Redeemable noncontrolling interests	89.4	87.1

Equity:
LifePoint Health, Inc. stockholders’ equity:
Preferred stock	–	–
Common stock	0.7	0.7
Capital in excess of par value	1,529.3	1,496.2
Accumulated other comprehensive loss	(4.4)	(4.4)
Retained earnings	1,558.4	1,473.1
Common stock in treasury, at cost	(844.8)	(811.0)
Total LifePoint Health, Inc. stockholders’ equity	2,239.2	2,154.6
Noncontrolling interests	28.0	27.3
Total equity	2,267.2	2,181.9
Total liabilities and equity	$5,553.1	$5,457.0

LIFEPOINT HEALTH, INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS Dollars in millions

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Cash flows from operating activities:
Net income	$49.8	$41.8	$91.8	$79.5
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	7.4	6.4	15.0	13.1
Depreciation and amortization	68.9	60.9	136.9	122.0
Amortization of physician minimum revenue guarantees	3.1	3.8	6.3	7.7
Amortization of debt discounts, premium and deferred loan costs	1.3	4.3	2.5	11.6
Impairment charges	-	-	11.6	-
Deferred income taxes (benefit)	(1.5)	36.5	10.8	(5.1)
Reserve for self-insurance claims, net of payments	4.7	(1.4)	8.8	4.7
Increase (decrease) in cash from operating assets and liabilities, net of effects from acquisitions and divestitures:
Accounts receivable	21.0	22.2	27.2	(28.3)
Inventories, prepaid expenses and other current assets	39.0	(2.7)	53.1	20.4
Accounts payable, accrued salaries and other current liabilities	(18.3)	(31.3)	(14.3)	(31.6)
Income taxes payable/receivable	11.0	(71.8)	19.0	(19.3)
Other	2.0	(0.7)	(0.7)	1.9
Net cash provided by operating activities	188.4	68.0	368.0	176.6

Cash flows from investing activities:
Purchases of property and equipment	(53.1)	(31.2)	(94.2)	(53.7)
Acquisitions, net of cash acquired	(12.5)	(27.2)	(25.8)	(87.8)
Proceeds from sale of hospital	18.8	-	18.8	-
Other	1.6	0.1	1.8	(0.4)
Net cash used in investing activities	(45.2)	(58.3)	(99.4)	(141.9)

Cash flows from financing activities:
Proceeds from borrowings	-	412.0	-	412.0
Payments of borrowings	(2.8)	(579.8)	(5.6)	(579.8)
Repurchases of common stock	-	(36.1)	(33.8)	(171.9)
Proceeds from exercise of stock options	3.8	11.1	10.8	18.3
Other	(3.3)	(7.2)	(8.7)	(9.2)
Net cash used in financing activities	(2.3)	(200.0)	(37.3)	(330.6)

Change in cash and cash equivalents	140.9	(190.3)	231.3	(295.9)
Cash and cash equivalents at beginning of period	281.9	532.3	191.5	637.9
Cash and cash equivalents at end of period	$422.8	$342.0	$422.8	$342.0

Supplemental disclosure of cash flow information:
Interest payments	$47.1	$56.9	$51.6	$60.6
Capitalized interest	$0.4	$0.1	$0.8	$0.3
Income tax payments, net	$18.6	$60.0	$22.2	$62.3

LIFEPOINT HEALTH, INC. UNAUDITED STATISTICS

	Three Months Ended June 30,			Six Months Ended June 30,
	2015	2014	% Change	2015	2014	% Change
Consolidated: (1)
Number of hospitals	64	62	3.2%	64	62	3.2%
Admissions	57,448	52,670	9.1	118,501	104,736	13.1
Equivalent admissions (2)	152,486	130,680	16.7	301,822	251,890	19.8
Revenues per equivalent admission	$8,332	$8,012	4.0	$8,396	$8,155	3.0
Medicare case mix index	1.42	1.36	4.4	1.41	1.37	2.9
Average length of stay (days)	4.9	4.9	-	5.0	4.8	4.2
Inpatient surgeries	15,881	14,070	12.9	32,066	27,547	16.4
Outpatient surgeries	61,012	52,420	16.4	118,573	98,254	20.7
Total surgeries	76,893	66,490	15.6	150,639	125,801	19.7
Emergency room visits	363,191	327,683	10.8	727,303	625,115	16.3
Outpatient factor (2)	2.66	2.48	7.1	2.55	2.41	5.9

Same-hospital: (3)
Number of hospitals	56	56	-%	56	56	-%
Admissions	47,434	49,516	(4.2)	97,665	98,785	(1.1)
Equivalent admissions (2)	125,185	122,979	1.8	246,995	237,677	3.9
Revenues per equivalent admission	$8,367	$8,154	2.6	$8,416	$8,297	1.4
Medicare case mix index	1.41	1.37	2.9	1.41	1.38	2.2
Average length of stay (days)	4.9	4.9	-	5.0	4.9	2.0
Inpatient surgeries	12,571	13,358	(5.9)	25,305	26,278	(3.7)
Outpatient surgeries	50,210	50,254	(0.1)	97,383	94,351	3.2
Total surgeries	62,781	63,612	(1.3)	122,688	120,629	1.7
Emergency room visits	315,541	303,412	4.0	625,746	581,090	7.7
Outpatient factor (2)	2.64	2.48	6.4	2.53	2.41	5.1
(1)	Consolidated information includes the results of our health support center, our same-hospital operations and the results of our recent acquisitions completed in 2015 and 2014. Additionally, consolidated information includes the results of our hospitals that have previously been disposed.

(2)	Management and investors use equivalent admissions as a general measure of combined inpatient and outpatient volume. We compute equivalent admissions by multiplying admissions (inpatient volumes) by the outpatient factor (the sum of gross inpatient revenue and gross outpatient revenue and then dividing the resulting amount by gross inpatient revenue). The equivalent admissions computation “equates” outpatient revenue to the volume measure (admissions) used to measure inpatient volume resulting in a general measure of combined inpatient and outpatient volume.

(3)	Same-hospital information includes the results of our health support center and the same 56 hospitals operated during the three months ended June 30, 2015 and 2014. Same-hospital information excludes our hospitals that have previously been disposed.

LIFEPOINT HEALTH, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
Dollars in millions, except Diluted EPS amounts

Adjusted EBITDA is defined by the Company as earnings before depreciation and amortization; interest expense, net; impairment charges; provision for income taxes; and net income attributable to noncontrolling interests and redeemable noncontrolling interests. LifePoint’s management and Board of Directors use Adjusted EBITDA to evaluate the Company’s operating performance and as a measure of performance for incentive compensation purposes. LifePoint’s credit facilities use Adjusted EBITDA, subject to further permitted adjustments, for certain financial covenants. The Company believes Adjusted EBITDA is a measure of performance used by some investors, equity analysts and others to make informed investment decisions. In addition, multiples of current or projected Adjusted EBITDA are used to estimate current or prospective enterprise value. Adjusted EBITDA should not be considered as a measure of financial performance under U.S. generally accepted accounting principles (“GAAP”), and the items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the condensed consolidated financial statements as an indicator of financial performance or liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with GAAP and is susceptible to varying calculations, Adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

	Three Months Ended June 30,				Six Months Ended June 30,
	2015		2014		2015		2014
	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues
Revenues before provision for doubtful accounts	$1,469.8		$1,246.2		$2,921.4		$2,429.0
Provision for doubtful accounts	199.4		199.2		387.3		374.8
Revenues	1,270.4	100.0%	1,047.0	100.0%	2,534.1	100.0%	2,054.2	100.0%

Salaries and benefits	606.8	47.8	488.5	46.7	1,218.0	48.1	963.3	46.9
Supplies	194.1	15.3	162.5	15.5	390.9	15.4	319.5	15.6
Other operating expenses	308.7	24.2	258.3	24.6	602.3	23.7	501.8	24.4
Other income	(14.2)	(1.1)	(21.0)	(2.0)	(25.9)	(1.0)	(34.9)	(1.7)
	1,095.4	86.2	888.3	84.8	2,185.3	86.2	1,749.7	85.2
Adjusted EBITDA	$175.0	13.8%	$158.7	15.2%	$348.8	13.8%	$304.5	14.8%

The following table reconciles Adjusted EBITDA as presented above to net income attributable to LifePoint Health, Inc. as reflected in the unaudited condensed consolidated statements of operations:

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Adjusted EBITDA	$175.0	$158.7	$348.8	$304.5
Less: Depreciation and amortization	68.9	60.9	136.9	122.0
Interest expense, net	28.1	31.3	56.5	65.2
Impairment charges	-	-	11.6	-
Provision for income taxes	28.2	24.7	52.0	37.8
Net income attributable to noncontrolling interests and redeemable noncontrolling interests	3.4	2.7	6.5	3.3
Net income attributable to LifePoint Health, Inc.	$46.4	$39.1	$85.3	$76.2

The following table reconciles Adjusted EBITDA as presented for the Company’s updated guidance ranges:

	Low End	High End
Adjusted EBITDA	$695.0	$720.0
Less: Depreciation and amortization	290.0	290.0
Interest expense, net	114.0	114.0
Provision for income taxes	106.6	115.5
Net income attributable to noncontrolling interests and redeemable noncontrolling interests	10.5	12.0
Net income attributable to LifePoint Health, Inc.	$173.9	$188.5

CONTACT:
LifePoint Health, Inc.
Leif Murphy, 615-920-7664
Executive Vice President and
Chief Financial Officer